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                                                                     EXHIBIT 1.4

                      THIRD AMENDMENT TO RIGHTS AGREEMENT
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          THIRD AMENDMENT dated as of March 11, 1998 (the "Third Amendment") to the Rights Agreement dated as of November 9, 1988, as amended (the "Rights Agreement"), between Safety-Kleen Corp., a Wisconsin corporation (the "Company"), and The First National Bank of Chicago, as Rights Agent (the "Rights Agent").

          Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time amend the Rights Agreement in accordance with
Section 27 thereof. All acts and things necessary to make this Third Amendment valid and enforceable have been performed and done, including, as required by
Section 27(b) of the Rights Agreement, the delivery by the Company to the Rights Agent of certified resolutions of the Board of Directors of the Company. Unless the context otherwise requires, terms not defined herein have the same meanings as in the Rights Agreement.

          In consideration of the foregoing and the mutual agreements herein, the Company and the Rights Agent agree as follows:

          1. Section 1(a) of the Rights Agreement is hereby amended by deleting the first sentence of that section and substituting the following therefor:

          "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the aggregate number of Common Shares of the Company then issued and outstanding, but shall not include (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan of the Company or any Subsidiary, (iv) any entity holding Common Shares for or pursuant to the terms of any such plan, (v) SK Parent Corp., a Delaware corporation ("Parent"), SK Acquisition Corp., a Wisconsin Corp. ("Purchaser"), or any Affiliate or Associate of Parent or Purchaser; provided, however, that Parent, Purchaser and the Affiliates and Associates of Parent and Purchaser will not be excepted from this definition of "Acquiring Person" in the event that any of Parent, Purchaser or any Affiliate or Associate of Parent or Purchaser becomes the Beneficial Owner of 20% or more of the aggregate number of Common Shares of the Company then issued and outstanding other than pursuant to the terms of the Agreement and Plan of Merger, dated as of November 20, 1997 (the "Merger Agreement"), between the
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          Company, Parent and Purchaser or (vi) Laidlaw Environmental Services,
          Inc., ("Laidlaw Environmental"), LES Acquisition, Inc. ("LES Acquisition") or any Affiliate or Associate of Laidlaw Environmental or LES Acquisition; provided, however, that Laidlaw Environmental, LES Acquisition, and the Affiliates and Associates of Laidlaw Environmental and LES Acquisition will not be excepted from this definition of "Acquiring Person" in the event that any of Laidlaw Environmental, LES Acquisition or any Affiliate or Associate of Laidlaw Environmental or LES Acquisition becomes the Beneficial Owner of 20% or more of the aggregate number of Common Shares of the Company then issued and outstanding unless the acquisition by which any such person becomes the Beneficial Owner of 20% or more of such Common Shares satisfies each of the following requirements: (A) it is consummated prior to Midnight, Eastern Standard Time on March 27, 1998
          (B) it is consummated pursuant to either the terms of the Laidlaw Environmental Exchange Offer as stated in the Amended Prospectus of Laidlaw Environmental dated January 28, 1998 as filed on such date ("Amended Prospectus") or terms more favorable to shareholders of the Company than the terms of such Amended Prospectus; without limiting the generality of the foregoing, the Minimum Condition, as defined in the Amended Prospectus, must not have been waived or decreased, and the Laidlaw Environmental Offer Consideration, as defined in the Amended Prospectus, must not have been diminished and (C) prior to such consummation, Laidlaw Environmental has publicly announced (and reflected in an appropriate filing with the Securities and Exchange Commission) (the "Announcement and Filing") that it will effect the Merger, as defined in the Amended Prospectus, with per share consideration paid in the Merger that is at least as favorable as the per share consideration paid in the acquisition referred to in clause
          (B).

          2. Section 3(a) of the Rights Agreement is hereby amended by substituting for the final sentence thereof the following:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, (ii) the commencement or consummation of the transactions contemplated by the Merger Agreement or (iii) the commencement or consummation occurring prior to Midnight, Eastern Standard Time on March 27, 1998 (accompanied by the Announcement and Filing prior to such consummation), of the exchange offer contemplated by the Amended Prospectus, on the terms therein or on terms more favorable to shareholders of the Company than the terms of the Amended Prospectus; without limiting the generality of the foregoing, the Minimum Condition, as defined in the Amended Prospectus, must not have been waived or decreased, and the Laidlaw Environmental Offer Consideration, as defined in the Amended Prospectus, must not have been diminished."

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     3.  Section 11(a)(ii) of the Rights Agreement is hereby amended by substituting for the final sentence thereto the following:

     "Notwithstanding anything in this Agreement to the contrary, an event described in this subparagraph (ii) of Section 11(a) shall not be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, (ii) the commencement or consummation of the transactions contemplated by the Merger Agreement or (iii) the commencement or consummation occurring prior to Midnight, Eastern Standard Time on March 27, 1998 (accompanied by the Announcement and Filing prior to such consummation), of the exchange offer contemplated by the Amended Prospectus, on the terms therein or on terms more favorable to shareholders of the Company than the terms of the Amended Prospectus; without limiting the generality of the foregoing, the Minimum Condition, as defined in the Amended Prospectus, must not have been waived or decreased, and the Laidlaw Environmental Offer Consideration, as defined in the Amended Prospectus, must not have been diminished."

     4. Section 13(a) of the Rights Agreement is hereby amended by substituting for the final sentence thereof the following:

     "Notwithstanding anything in this Agreement to the contrary, an event described in any of clauses (i), (ii) or (iii) of this Section 13(a) shall not be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Merger Agreement, (ii) the commencement or consummation of the transactions contemplated by the Merger Agreement or
     (iii) the commencement or consummation occurring prior to Midnight, Eastern Standard Time on March 27, 1998 (accompanied by the Announcement and Filing prior to such consummation), of the exchange offer contemplated by the Amended Prospectus, on the terms therein or on terms more favorable to shareholders of the Company than the terms of the Amended Prospectus; without limiting the generality of the foregoing, the Minimum Condition, as defined in the Amended Prospectus, must not have been waived or decreased, and the Laidlaw Environmental Offer Consideration, as defined in the Amended Prospectus, must not have been diminished."

     5. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and performed entirely within such state.

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     6.  In all respects not inconsistent with this Third Amendment, the Rights
Agreement is hereby ratified, approved and confirmed. In executing and delivering this Third Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the Rights Agreement.

     7. If any term, provision, covenant or restriction of the Third Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the other terms, provisions, covenants and restrictions of this Third Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8. This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and attested, all as of the date first above written.

                              SAFETY-KLEEN CORP.

                              By:
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                              THE FIRST NATIONAL BANK OF CHICAGO

                              By:
                                 --------------------------------

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